Exhibit 10.5

RESTRICTED STOCK AGREEMENT

Grantee:	Richard M. Haddrill	Grant Date:	June 30, 2004

Plan:	2001 Long-Term Incentive Plan	Number of Units:	377,030

RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated as of the Grant Date specified above between Alliance Gaming Corporation, a Nevada corporation (the “Company”), and the Grantee specified above, pursuant to the Plan specified above as in effect and as amended from time to time.

1.             Incorporation By Reference.  This Agreement is subject in all respects to the terms and provisions of the Plan, all of which are by this reference made a part of and incorporated in this Agreement.  Any capitalized term not defined in this Agreement shall have the meaning ascribed to it in the Plan.  If and to the extent this Agreement and the Plan conflict, the Plan shall control.

2.             Grant of Restricted Stock Units.  The Company grants to the Grantee, as of the Grant Date specified above, an award of a number of restricted stock units equal to the Number of Units specified above (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right of the Grantee to receive one share of the common stock, $.10 par value, of the Company (the “Shares”) pursuant to the terms and conditions of this Agreement.

3.             Vesting of the Restricted Stock Units.  Except as otherwise provided in the Employment Agreement, dated as of June 30, 2004, between the Company and the Grantee, as amended (the “Employment Agreement”), the Restricted Stock Units shall vest (i.e., become nonforfeitable) in three equal installments (each equal to one-third of the total number of Restricted Stock Units), with the first installment vesting on October 1, 2005, the second installment vesting on October 1, 2006 and the third installment vesting on October 1, 2007, in each case, so long as the Grantee remains continuously employed by the Company as its Chief Executive Officer through each respective vesting date.  Restricted Stock Units that have vested and are no longer subject to forfeiture are referred herein to as “Vested Units.”  Restricted Stock Units that have not yet vested and thus remain subject to forfeiture are referred herein to as “Unvested Units.”

4.             Settlement of Restricted Stock Units.  Each Vested Unit represents the Grantee’s right to receive one Share as follows:

(a)   75% of the Shares represented by the Vested Units shall be issued to the Grantee (1) on the later of (a) October 1, 2007 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to the Grantee at the time such limits become inapplicable, or (2) in the event that the Grantee’s employment with the Company is terminated prior to October 1, 2007, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to the Grantee at the time such limits become inapplicable.

(b)   25% of the Shares represented by the Vested Units shall be issued to the Grantee (1) on the later of (a) October 1, 2008 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to the Grantee at the time such limits become inapplicable, or (2) in the event that the Grantee’s employment with the Company is terminated prior to October 1, 2008, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Internal Revenue Code in which case that portion of the payment that is no longer subject to such limits shall be issued to the Grantee at the time such limits become inapplicable.

(c)           Notwithstanding anything herein to the contrary, if the vesting of any Restricted Stock Units shall be taxable to the Grantee prior to the date on which the Grantee is otherwise entitled to receive Shares pursuant to this paragraph 3 with respect to such Vested Units, then the Company shall promptly upon request issue to the Grantee all of the Shares represented by such Vested Units that have become taxable, which Shares shall be freely transferable by the Grantee subject only to any applicable securities laws.

5.             Rights as a Stockholder.  The Grantee shall have no rights as a stockholder (including, without limitation, any voting rights with respect to the Shares subject to the Restricted Stock Units) with respect to either the Restricted Stock Units granted hereunder or the Shares underlying the Restricted Stock Units, unless and until such Shares are issued in respect of Vested Units, and then only to the extent of such issued Shares.

6.             Forfeiture of Unvested Units.  Except as otherwise provided in the Employment Agreement, if the Grantee’s ceases to serve as the Company’s Chief Executive Officer, all Unvested Units shall be immediately forfeited.

7.             Withholding Taxes.  The Company has the right to deduct or otherwise effect a withholding of the amount of any taxes (including, but not limited to, any FICA, FUTA, and similar taxes) required by federal, state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the grant, vesting or settlement of the Restricted Stock Units; or, in lieu of such withholding, to require that the Grantee pay to the Company in cash (or, at the sole discretion of the Board or the Committee, in the form of Shares) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary in connection with the grant, vesting or settlement of the Restricted Stock Units.  Unless the tax withholding obligations of the Company or any affiliate are satisfied, the Company will have no obligation to issue a certificate for any of the Shares subject to the Restricted Stock Units (whether vested or unvested).

8.             Non-transferability.  Neither the Grantee nor the Grantee’s beneficiaries shall sell, exchange, transfer, assign, or otherwise dispose of any Restricted Stock Units (whether vested or unvested) or any rights or interests therein (including any Shares subject to Restricted Stock Units (whether vested or unvested) that have not yet been delivered to the Grantee).  The Grantee shall pledge, encumber, or otherwise hypothecate the Restricted Stock Units (whether vested or unvested) or any rights or interests therein (including any Shares subject to Restricted Stock Units (whether vested or unvested) that have not yet been delivered to the Grantee) in any way at any time.  The Restricted Stock Units (and any undelivered Shares subject thereto) shall not be subject to execution, attachment, or similar legal process.  Any attempted sale, pledge, or other disposition of the Restricted Stock Units (or any undelivered Shares subject thereto) in violation of this paragraph shall be void and of no force or effect.

9.             Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties and supersedes other oral and written agreements previously entered into by the parties concerning the same subject matter.  This Agreement may be modified or rescinded only with the written consent of both parties.

10.           Governing Law.  Nevada law shall govern this Agreement and its interpretation.  The issuance of the Restricted Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules, and regulations (including but not limited to the Securities Act, the Exchange Act, and the respective rules and regulations promulgated thereunder) and any other applicable law or regulation.

11.           Binding Effect.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns.

12.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner	/s/ Richard M. Haddrill
	Mark Lerner, Secretary	Richard M. Haddrill